Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
Telefax: (781) 250-0115

Repligen Appoints Nicolas M. Barthelemy to Board of Directors

WALTHAM, MA – June 12, 2014 – Repligen Corporation today announced that it has elected life sciences and biopharmaceutical industry veteran Nicolas M. Barthelemy to its Board of Directors. Mr. Barthelemy brings over 20 years of industry experience to the director role, most recently as President, Global Commercial Operations at Life Technologies, a multinational life sciences company whose acquisition by Thermo Fisher Scientific was completed earlier this year. Mr. Barthelemy is particularly accomplished in the areas of commercial expansion and global market development, supported by his strong background in biologic drug manufacturing and supply chain management.

“I am pleased to welcome Nicolas Barthelemy as a fitting addition to the Repligen Board,” said Walter C. Herlihy, President and Chief Executive Officer of Repligen. “Mr. Barthelemy’s input will have immediate value as we expand our commercial organization to market our growing portfolio of proprietary bioprocessing products that we sell to leading biopharmaceutical manufacturers worldwide.”

Mr. Barthelemy’s nine-year tenure with Life Technologies includes his most recent position of President, Global Commercial Operations, which he held from early 2011 until the acquisition of the company by Thermo Fisher Scientific Corporation in 2013. In this role, Mr. Barthelemy managed an organization of 3,500 employees and was responsible for delivering close to $4 billion in revenue. Notable accomplishments were market share capture in Europe and Asia, and a shift in focus and resources from traditional research markets to effect strong growth in applied and clinical markets. Prior to this role, Mr. Barthelemy led the Cells Systems division for five years, guiding the unit to achieve double-digit annual growth. A key contributor to this growth was the bioproduction business which serves biologic drug manufacturers. Prior to Life Technologies, Mr. Barthelemy was with Biogen Idec for eight years in roles of increasing responsibility, most recently as Vice President, Manufacturing and General Manager for the company’s manufacturing organization at Research Triangle Park. He began his career with Merck & Co., Inc. as a Senior Project Engineer, Vaccine Technology. Mr. Barthelemy received a Masters of Science degree in Chemical Engineering from the University of California, Berkeley, and an engineering degree from Ecole Supérieure de Physique et Chimie Industrielles, Paris.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our line of ATF (Alternating Tangential Flow) filtration devices and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand (Open Platform User Specified) that we deliver pre-packed to our biopharmaceutical customers with their choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions and any other statements regarding the expansion of our commercial organization or our product portfolio or the general future potential of our business constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

# # #